SCHEDULE 14C
INFORMATION STATEMENT
PURSUANT TO SECTION 14 (C) OF THE SECURITIES EXCHANGE ACT OF 1934

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2-Track Global, Inc.
(Name of Registrant As Specified In Its Charter)

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statement number, or the Form or Schedule and the date of its filing.

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2-TRACK GLOBAL, INC.

35 ARGO HOUSE, KILBURN PARK ROAD
LONDON, U.K. NW6 5LF
+44-(0)20-7644-0472

INFORMATION STATEMENT

This information statement is being mailing on or about February __, 2006 to holders of record as of January 31, 2006 (the "Record Date") of shares of common stock, par value $0.001 per share, of 2-Track Global, Inc.,(the "Company"), a Nevada corporation, formerly known as ECP Ventures, Inc. in connection with:

The adoption of the 2-Track Global, Inc.'s Employee Stock Incentive Plan ("Plan A")for the year 2006 and the Non-Employee Directors and consultants Retainer Stock Incentive Plan for the year 2006 ("Plan B")

On January 31, 2006, the Company's board of directors recommended that the stockholders approve the (i) adoption of the Plan A and the Plan B. On January 31, 2006, the holders of a majority of the outstanding shares of common stock of the Company approved, by written consent, the adoption of the Plan A and the Plan B. Approval by the board of directors and by the holders of a majority of the outstanding voting securities is adequate under Nevada law to effect the foregoing proposals.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND US A PROXY. THE ACTIONS DESCRIBED BELOW HAVE ALREADY BEEN APPROVED BY THE WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

ADOPTION OF 2-TRACK GLOBAL, INC. 2006 STOCK INCENTIVE PLANS FOR EMPLOYEES AND NON-EMPLOYEE DIRECTORS AND CONSULTANTS.

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General

The board of directors and the holders of a majority of the outstanding shares of common stock of the Company have adopted and approved 2-Track Global Inc. 2006 Stock Incentive Plans for Employees and Non-employee Directors and Consultants.

The purpose of the Plans is to provide the Employees, non-employee Directors and consultants who make significant and extraordinary contributions to the long-term growth and performance of the Company, with equity-based compensation incentives, and to attract and retain the Employees and Non-employee Directors and Consultants. The Company believes that increased share ownership by such persons more closely aligns stockholder and employee interests by encouraging a greater focus on the profitability of the Company. There is reserved for issuance under the Plans an aggregate of 6,000,000 shares of restricted stocks. All of such shares may, but need not, be issued pursuant to the exercise of incentive stock options. Options granted under the Plans may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options.

2-Track Global, Inc.'s Employee Stock Incentive Plan ("Plan A") for the year 2006

Administration
The Plan is administered by the Compensation Committee (the "Committee") of, or appointed by, the Board of Directors of the Company (the "Board"). The Committee has full and complete authority, in its discretion, but subject to the express provisions of this Plan (a) to approve the Employees nominated by the management of the Company to be granted Awards or Stock Options; (b) to determine the number of Awards or Stock Options to be granted to an Employee; (c) to determine the time or times at which Awards or Stock Options will be granted; to establish the terms and conditions upon which Awards or Stock Options may be exercised; (d) to remove or adjust any restrictions and conditions upon Awards or Stock Options; (e) to specify, at the time of grant, provisions relating to exercisability of Stock Options and to accelerate or otherwise modify the exercisability of any Stock Options; and (f) to adopt such rules and regulations and to make all other determinations deemed necessary or desirable for the administration of this Plan.

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Eligibility and participation.

The eligible employee is approved by the Committee from those Employees who, in the opinion of the management of the Company, are in positions which enable them to make significant contributions to the long- term performance and growth of the Company.

Shares Subject to this Plan.

The maximum number of shares of the Common Stock that may be issued pursuant to this Plan is 3,000,000 shares. Number of shares authorized will be adjusted for stock dividends, stock splits, reverse stock splits, reclassifications and similar changes in capital structure of the Company.

Grants of Stock Options.

Stock Options under this Plan constitute "incentive stock options" within the meaning of Section 422 of the Code. The Committee also has the discretion to grant Stock Options which do not constitute incentive stock options, and any such Stock Options is designated non-statutory stock options by the Committee. The aggregate Fair Market Value of the Common Stock with respect to which incentive stock options are exercisable for the first time by any Employee during any one calendar year may not exceed the maximum amount permitted under Section 422 of the Code (currently, $100,000). Non-statutory stock options are not subject to the limitations relating to incentive stock options contained in the preceding sentence.

Purchase Price.

The purchase price (the "Exercise Price") of shares of the Common Stock subject to each Stock Option may not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant. For an Employee holding greater than 10 percent of the total voting power of all stock of the Company, the Exercise Price will not be less than 110 percent of the Fair Market Value of the Common Stock on the date of the grant of the option.
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"Fair Market Value" means the mean between the highest and lowest reported sales prices of the Common Stock on the applicable stock exchange.

Option Period.

The Stock Option period Commences on the date of grant of the Stock Option and will be 10 years or such shorter period as is determined by the Committee.

Payment

The Plan permits payment to be made by cash, cashier's or certified check, by other shares of common stock of the Company (with some restrictions), withholding from the Option Shares which would otherwise be issuable upon the exercise of the Stock Option that number of Option Shares equal to the exercise price of the Stock Option, or promissory note. The Employee other than officers and directors has the right to exercise his or her Stock Options at the rate of at least 20 percent per year over five years from the date the Stock Option is granted. Officers and Directors have the right to exercise his or her Stock Options at 12.5 percent per year over 8 years from the date the Stock option is granted.

Continuous Employment.

An Employee may not exercise a Stock Option unless from the date of grant to the date of exercise the Employee remains continuously in the employ of the Company.

Termination of Employment.

Upon an Employee's Retirement, Disability or death, (a) all Stock Options to the extent then presently exercisable remain in full force and effect and may be exercised and (b) all Stock Options to the extent not then presently exercisable by the Employee shall terminate as of the date of such termination of employment and shall not be exercisable thereafter.

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Restrictions on Transfer

Options granted under the Plans generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

Grant of Restricted Stock Awards.

The Committee has full and complete authority, in its discretion to (1)grant restricted stock Awards, (2) determine the number of shares of the Common Stock subject to each Award , (3) determine the terms and conditions of each Award, including the consideration (if any) to be paid by the Employee for such Common Stock, (4) establish and modify performance criteria for Awards, and (5) make all of the determinations necessary or advisable with respect to Awards. Each Award consist of a grant of shares of the Common Stock subject to a restriction period (after which the restrictions shall lapse), which will be a period commencing on the date the Award is granted and ending on such date as the Committee shall determine. The Committee provides for the lapse of restrictions in installments, for acceleration of the lapse of restrictions upon the satisfaction of such performance or other criteria or upon the occurrence of such events as the Committee determines, and for the early expiration of the Restriction Period upon an Employee's death, Disability or Retirement , or, following a Change of Control, upon termination of an Employee's employment by the Company without "Cause" or by the Employee for "Good Reason."

Incentive Agreements.

Each Award granted under this Plan is evidenced by a written agreement in a form approved by the Committee and executed by the Company and the Employee to whom the Award is granted.

Amendment, Modification and Waiver of Restrictions.

The Committee may modify or amend any Award or
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waive any restrictions or conditions applicable to the Award; provided, however, that the Committee may not undertake any such modifications, amendments or waivers if the effect thereof materially increases the benefits to any Employee, or adversely affects the rights of any Employee without his consent.

Terms and Conditions of Awards.

Even during the restriction Period, an Employee is the holder of record of the shares and has all the rights of a stockholder with respect to such shares, subject to the terms and conditions of this Plan and the Award.

With certain exceptions, no shares of the Common Stock received pursuant to this Plan can be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period applicable to such shares.

If an Employee's employment with the Company terminates prior to the expiration of the Restriction Period for an Award, subject to any provisions of the Award with respect to the Employee's death, Disability or Retirement, or good reason, portions of unvested shares of the Common Stock subject to the Award is granted to the employees on a prorating basis.

Adjustments Upon Change in Capitalization.

The number and class of shares subject to each outstanding Stock Option, the Exercise Price, the maximum number of Stock Options that may be granted under this Plan, the minimum number of shares as to which a Stock Option may be exercised at any one time, and the number and class of shares subject to each outstanding Award, will be proportionately adjusted in the event of any increase or decrease in the number of the issued shares of the Common Stock which results from a split-up or consolidation of shares, payment of a stock dividend or dividends a combination of shares or other like capital adjustment, so that (a) upon exercise
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of the Stock Option, the Employee receives the number and class of shares the Employee would have received prior to any such capital adjustment becoming effective, and (b) upon the lapse of restrictions of the Award Shares, the Employee receives the number and class of shares the Employee would have received prior to any such capital adjustment becoming effective.

Upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation or in which the Company survives as a wholly-owned subsidiary of another corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or any dividend or distribution to stockholders of more than 10 percent of the Company's assets, adequate adjustment or other provisions will be made by the Company or other party to such transaction so that there will remain and/or be substituted for the Option Shares and Award Shares provided for herein, the shares, securities or assets which would have been issuable or payable in respect of or in exchange for such Option Shares and Award Shares then remaining, as if the Employee had been the owner of such shares as of the applicable date. Any securities so substituted is subject to similar successive adjustments.

Withholding Taxes.

The Company has the right at the time of exercise of any Stock Option, the grant of an Award, or the lapse of restrictions on Award Shares, to make adequate provision for any federal, state, local or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise (the "Tax Liability"), to ensure the payment of any such Tax Liability.

Fairness of the Repurchase Price.

In the event that the Company repurchases securities upon termination of employment pursuant to this Plan, either: (a) the price will not be less than the fair market value of the securities to be repurchased on the date of termination of employment, or (b) Company will repurchase securities at the original purchase price, provided that the right to repurchase at
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the original purchase price lapses at the rate of at least 20 percent of the securities per year over five years from the date the option is granted and the right to repurchase must be exercised for cash or cancellation of purchase money indebtedness for the securities within 90 days of termination of employment.

2-Track Global, Inc.'s Non-Employee Directors and consultants Retainer Stock Incentive Plan for the year 2006 ("Plan B")

Eligibility.

Each individual who is a Director or Consultant on the Effective Date and each individual who becomes a Director or Consultant, thereafter during the term of this Plan, is eligible to participate in this Plan, in each case during such period as such individual remains a Director or Consultant

Provisions Relating to Stock Options.

Grants of Stock Options.

The Committee grants Stock Options to non-employee directors or consultants nominated by the management of the Company. Stock Options granted constitute "incentive stock options" within the meaning of Section 422 of the Code. The Committee also has the discretion to grant Stock Options which do not constitute incentive stock options, and any such Stock Options is designated non-statutory stock options. The aggregate Fair Market Value of the Common Stock with respect to which incentive stock options are exercisable for the first time by any non-employee director and consultant during any one calendar year does not exceed the maximum amount permitted under Section 422 of the Code (currently, $100,000.). Non-statutory stock options are not subject to the limitations relating to incentive stock options contained in the preceding sentence. Stock Options includes provisions that accelerate a non-employee
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Director or consultant's rights to exercise Stock Options following a "Change in Control," upon termination of his or her engagement by the Company without "Cause" or by the person for "Good Reason."

Purchase Price.

The purchase price of shares subject to each Stock Option can not be less than 100% of the Fair Market Value of the Common Stock on the date of grant. For a non-employee director or consultant holding more than 10% of the total voting power of all stock of the Company, either Common or Preferred, the Exercise Price of an incentive stock option can not be less than 110 percent of the Fair Market Value of the Common Stock on the date of the grant of the option.

The "Fair Market Value" means the mean between the highest and lowest reported sales prices of the Common Stock on the applicable stock exchange on the last market trading day prior to the date the option is granted.

Option Period.

The Stock Option period commences on the date of grant of the Stock Option and will be 10 years or such shorter period as is determined by the Committee.

Exercise of Options.

The Plan permits payment to be made by cash, cashier's or certified check, by other shares of common stock of the Company (with some restrictions), withholding from the Option Shares which would otherwise be issuable upon the exercise of the Stock Option that number of Option Shares equal to the exercise price of the Stock Option, or promissory note notes. Consultant has the right to exercise his or her Stock Options at the rate of at least 20 percent per year over five years
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from the date of the grant. Directors have the right to exercise his or her Stock Options at 12.5percent per year over 8 years from the date the Stock option is granted.

Continuous engagement.

A director or consultant may not exercise a Stock Option unless from the date of grant to the date of exercise he or she remains continuously in the engagement of the Company.

Termination of Engagement.

Upon the non-employee director or consultant's Disability or death, (a) all Stock Options to the extent then presently exercisable remain in full force and effect and may be exercised , and (b) all Stock Options to the extent not then presently exercisable by him or her terminate as of the date of such termination of engagement and not be exercisable thereafter.

Grants of Shares.

Commencing on the Effective Date, the amount of compensation for service to non-employee directors or consultants may be payable in shares of the restricted Stock pursuant to this Plan at fair market value at the time of the grants.

Shares Available.

The maximum number of shares of the Common Stock which may in the aggregate be paid as Stock Retainers pursuant to this Plan is 3,000,000. Number of shares authorized under this plan is adjusted for stock dividends, stock splits, reverse stock splits, reclassification and similar changes in capital structure of company.

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Administration; Amendment and Termination.
This Plan will be administered by a committee consisting of two members who shall be the current directors of the Company or senior executive officers or other directors who are not Participants as may be designated by the Chief Executive Officer which will have full authority to construe and interpret this Plan, to establish, amend and rescind rules and regulations relating to this Plan, and to take all such actions and make all such determinations in connection with this Plan as it may deem necessary or desirable.

Term of Plan.
No shares of the Common Stock will be issued, unless and until the Directors of the Company have approved this Plan and all other legal requirements have been met. This Plan expires in 10 years from the effective date of this plan.

2-Track Global, Inc.

By /s/ Mike Jung
_______________
Mike Jung, CEO
February 1, 2006

EXHIBIT INDEX

A. FORM OF 2-TRACK GLOBAL, INC. 2006 EMPLOYEE STOCK INCENTIVE PLAN ("THE PLAN A")

B. FORM OF 2-TRACK GLOBAL, INC. 2006 NON-EMPLOYEE DIRECTORS AND CONSULTANTS RETAINER STOCK INCENTIVE PLAN ("THE PLAN B")

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